Exhibit 99.2

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES CASH TENDER OFFERS FOR UP TO $1.0 BILLION AGGREGATE PRINCIPAL AMOUNT OF CERTAIN OF ITS OUTSTANDING DEBT SECURITIES

OKLAHOMA CITY, Nov. 10, 2020/PR Newswire/ – CONTINENTAL RESOURCES, INC. (NYSE: CLR) (“Continental” or the “Company”) announced today the commencement of cash tender offers (the “Tender Offers”) to purchase up to $1.0 billion aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding 5.0% senior notes due 2022 (the “2022 Notes”) and 4.5% senior notes due 2023 (the “2023 Notes”) (collectively, the 2022 Notes and the 2023 Notes are referred to herein as the “Notes”) in the priorities set forth in the table below; provided that the Company will not accept for purchase more than $200 million aggregate principal amount (as it may be increased by the Company, the “2023 Series Cap”) of the 2023 Notes.

The following table sets forth certain terms of the Tender Offers:

				Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP Numbers	Aggregate Principal Amount Outstanding (1)	Acceptance Priority Level	Tender Offer Consideration (2)	Early Tender Premium	Total Consideration (2)(3)
5.0% Senior Notes due 2022	212015AH4; 212015AG6; U21180AA9	$1,100,000,000	1	$972.50	$30.00	$1,002.50
4.5% Senior Notes due 2023	212015AL5	$1,449,625,000	2	$1,000.00	$30.00	$1,030.00

(1)	As of the date of the Offer to Purchase.
(2)

Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable.

(3)	Includes the Early Tender Premium.

The terms and conditions of the Tender Offers are described in an Offer to Purchase, dated November 10, 2020 (the “Offer to Purchase”). Continental intends to fund the Tender Offers, including accrued interest and fees and expenses payable in connection with the Tender Offers, with the net proceeds of its separately announced proposed offering of debt securities (the “Debt Financing”), together with, if necessary, borrowings from its bank credit facility or cash on hand.

Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on November 24, 2020 (such date and time, as it may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offers will receive the applicable Total Consideration set forth in the table above, which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes tendering their Notes after the Early Tender Date will only be eligible to receive the applicable Tender Offer Consideration for such series of Notes set forth in the table above, which is the applicable Total Consideration minus the Early Tender Premium.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all holders of Notes accepted for purchase will receive accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable Settlement Date (as defined below) for such Notes.

Tendered Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on November 24, 2020 (the “Withdrawal Date”) and may not be validly withdrawn thereafter except as provided in the Offer to Purchase or applicable law.

The Tender Offers will expire at Midnight, New York City time, at the end of December 9, 2020, unless extended by Continental in its sole discretion (the “Expiration Date”).

Provided that the conditions to the applicable Tender Offer have been satisfied or waived, and assuming acceptance for purchase by Continental of the Notes validly tendered pursuant to the Tender Offers, (i) payment for Notes validly tendered at or prior to the Early Tender Date and accepted for purchase in the Tender Offers will be made on the settlement date that is expected to be the first business day following the Early Tender Date, or as promptly as practicable thereafter (the “Early Settlement Date”) and (ii) payment for any Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date, and accepted for purchase in the Tender Offers will be made on the settlement date that is expected to be the second business day following the Expiration Date (the “Final Settlement Date” and, together with the related Early Settlement Date, the “Settlement Dates”).

Subject to the Aggregate Maximum Tender Amount, the 2023 Series Cap and proration, the Notes accepted for payment on any Settlement Date will be accepted in accordance with their Acceptance Priority Levels set forth in the table above, with 1 being the higher Acceptance Priority Level and 2 being the lower Acceptance Priority Level; provided that Notes tendered at or prior to the Early Tender Date will be accepted for purchase with priority over Notes tendered after the Early Tender Date, even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level.

Acceptance for tenders of any Notes may be subject to proration if the aggregate principal amount for any series of Notes validly tendered and not validly withdrawn would cause the Aggregate Maximum Tender Amount to be exceeded. Furthermore, if the Tender Offers are fully subscribed as of the Early Tender Date, holders who validly tender Notes after the Early Tender Date will not have any of such Notes accepted for purchase. If the principal amount of the 2023 Notes validly tendered at or prior to the Early Tender Date exceeds the 2023 Series Cap, the Company will not accept for purchase any 2023 Notes tendered after the Early Tender Date.

The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Tender Amount and the 2023 Series Cap at any time, subject to compliance with applicable law, which could result in the Company purchasing a greater aggregate principal amount of Notes in the Tender Offers. There can be no assurance that the Company will exercise its right to increase the Aggregate Maximum Tender Amount or the 2023 Series Cap. If the Company increases the Aggregate Maximum Tender Amount or the 2023 Series Cap, it does not expect to extend the Withdrawal Date, subject to applicable law. Accordingly, holders should not tender any Notes that they do not wish to have purchased in the Tender Offers.

The Tender Offers are not contingent upon the tender of any minimum principal amount of Notes. Continental’s obligation to accept for purchase and to pay for the Notes validly tendered in any Tender Offer is subject to and conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including the completion of the Debt Financing. Continental reserves the right, subject to applicable law, to: (a) extend the Early Tender Date, Withdrawal Date or Expiration Date to a later date and time as announced by the Company; (b) increase the Aggregate Maximum Tender Amount and the 2023 Series Cap; (c) waive or modify in whole or in part any or all conditions to the Tender Offers; (d) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (e) otherwise modify or terminate one or more of the Tender Offers.

If the Tender Offers are not consummated, or if we purchase less than the Aggregate Maximum Tender Amount in the Tender Offers, we may exercise our right under the indenture to redeem all or part of the 2022 Notes that remain outstanding afterward, although we have no legal obligation to do so and the selection of any particular redemption date is in our discretion. The current redemption price of the 2022 Notes is equal to 100.00%, which is less than the Total Consideration, plus accrued and unpaid interest, if any, to the date of redemption.

The dealer manager for the Tender Offers is BofA Securities. Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager, BofA Securities at (980) 386-6026 (all call) or debt_advisory@bofa.com. The information agent and tender agent is D.F. King & Co., Inc. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase or other documents relating to the Tender Offers should be directed to the information agent for the Tender Offers, D.F. King & Co., Inc., at (877) 732-3619 (toll-free), (212) 269-5550 (all others) or clr@dfking.com, or by visiting www.dfking.com/clr.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to the terms and conditions set forth in the Offer to Purchase. Nothing contained herein shall constitute an offer of the debt securities that are the subject of the Debt Financing.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the STACK plays. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2020, the Company will celebrate 53 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, expectations regarding the completion of the Debt Financing and the Tender Offers are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, our Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Investor Contact:	Media Contact:

Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Guttenberger

Investor Relations Analyst

405-774-5878

Lucy.Guttenberger@CLR.com

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